UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

San Juan Basin Royalty Trust

(Exact name of registrant as specified in its charter)

Texas	1-8032	75-6279898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Compass Bank, Trust Department

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (866) 809-4553

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2017, Compass Bank, in its capacity as Trustee of the San Juan Basin Royalty Trust (the “Trust”), entered into a compromise settlement agreement (“Settlement Agreement”) with Burlington Resources Oil & Gas Company LP (“Burlington Resources”) through its general partner, BROG GP LLC (“BROG”, and together with Burlington Resources, “Burlington”), each a wholly-owned subsidiary of ConocoPhillips, with respect to the lawsuit that the Trust filed against Burlington on July 31, 2014 (the “2014 Litigation”). Burlington previously owned certain oil and gas interests in the San Juan Basin that are burdened by the Trust, which interests ConocoPhillips sold to Hilcorp San Juan, L.P. in a transaction effective as of January 1, 2017. The Settlement Agreement provides for Burlington to pay the Trust $7.5 million to resolve the 2014 Litigation and all disputed and/or unresolved audit exceptions asserted by the Trust for the audit years January 1, 2007 through December 31, 2016.

The Settlement Agreement includes a mutual release of each party and its affiliates for any claims or damages arising out of or related to any acts, events or omissions occurring prior to January 1, 2017, including with respect to any claims asserted by the Office of Natural Resource Revenue (the “ONRR”) against Burlington and/or ConocoPhillips to pay additional royalties for production for periods prior to January 1, 2017. Pursuant to the Settlement Agreement, the Trust will be indemnified for any liability relating to the ONRR claims for periods prior to January 1, 2017 and Burlington has fully released the Trust from any such claims.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 18, 2017, the Trust issued a press release, a copy of which is attached hereto as Exhibit 99.1, with respect to the Trust’s entry into the Settlement Agreement.

The 2014 Litigation was dismissed with prejudice on September 14, 2017. The Trust received the $7.5 million settlement payment on September 15, 2017. The settlement proceeds will be included in the September declaration of cash distribution payable October 16, 2017, to unit holders of record as of September 29, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

10.1	Compromise Settlement Agreement, dated September 13, 2017 and effective as of January 1, 2017, by and between Compass Bank, in its capacity as Trustee of the Trust, and BROG, as the general partner of Burlington Resources.

99.1	Press Release, dated September 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

Date: September 18, 2017	By:	/s/ Joshua R. Peterson
Joshua R. Peterson
Vice President and Senior Trust Officer

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